Exhibit 21.1

Subsidiaries of Lanvin Group Holdings Limited

Legal Name	Jurisdiction of Incorporation
Fosun Fashion Group (Cayman) Limited	Grand Cayman, Cayman Islands
Fosun Fashion Investment Holdings (HK) Limited	Hong Kong, P.R.C.
Fosun Fashion (Shanghai) Consulting Management Co., Ltd.	Shanghai, P.R.C.
SJK Investment Holdings Limited	Grand Cayman, Cayman Islands
FFG Investment (Luxembourg) S.à r.l.	The Grand Duchy of Luxembourg
Fosun Fashion Brand Management Co., Limited	Hong Kong, P.R.C.
Luminary Talent Limited	Hong Kong, P.R.C.
FFG Lily (Luxembourg) S.à r.l.	The Grand Duchy of Luxembourg
FFG Wisdom (Luxembourg) S.à r.l.	The Grand Duchy of Luxembourg
Fosun Fashion Brands Management Co., Limited	Shanghai, P.R.C.
Fulang Fabric Development Technology (Haining) Co., Ltd.	Haining, P.R.C.
Virtuoso Investment Holdings Luxembourg S.à r.l.	The Grand Duchy of Luxembourg
FFG Lucky SAS	Paris, France
Fosun Fashion (Hainan) Industry Development Co., Ltd.	Hainan, P.R.C.
Shanghai Fulang Brand Management (Group) Co., Ltd.	Shanghai, P.R.C.
Oasis Fashion Holdings Limited	Hong Kong, P.R.C.
LANVIN GROUP S.R.L.	Milan, Italy
Arpege SAS	Paris, France
Wolford AG	Breagaz, Austria
Raffaele Caruso S.p.A	Soragna, Italy
St. John Knits International, Incorporated	Delaware, U.S.A.
Sergio Rossi S.p.A	San Mauro Pascoli, Italy
JEANNE LANVIN	Paris, France
LANVIN MONTE-CARLO	Monaco, Monaco
Lanvin Inc.	New York, U.S.A.
L3F CROISETTE	Paris, France
L1 Bal Harbour LLC	Miami, U.S.A.
L2 Crystals LLC	Las Vegas, U.S.A.
L3 Madison LLC	New York, U.S.A.
L4 Rodeo Drive LLC	Beverly Hills, U.S.A.
L5 US ECOM LLC	New York, U.S.A.
L6 MADISON, LLC	New York, U.S.A.
L7 Chicago LLC	Chicago, U.S.A.
L8 South Coast Plaza LLC	Costa Mesa, U.S.A.
L1 SPIGA Srl	Milan, Italy
L1 Outlet Srl	San Remo, Italy
LANVIN JAPAN K.K.	Tokyo, Japan
LANVIN ASIA PACIFIC Ltd.	Hong Kong, P.R.C.
LANVIN FASHION PTD. LTD	Shanghai, P.R.C.
Lans Atelier (SHANGHAI) Trading Co., Ltd.	Shanghai, P.R.C.
LANVIN MACAU LIMITED	Macao, P.R.C.
LANVIN TAIWAN Ltd.	Taipei, P.R.C.
LANVIN LIMITED	London, U.K.
LANVIN Munich GmbH	Munich, Germany
Wolford Beteiligungs GmbH	Bregenz, Austria
Wolford proizvodnja in trgovina d.o.o.	Murska Sobota, Slovenia
Wolford Deutschland GmbH	Bielefeld, Germany
Wolford (Schweiz) AG	Opfikon, Switzerland
Wolford London Ltd.	London, U.K.
Wolford Paris S.A.R.L.	Paris, France
Wolford Italia S.r.l.	Mailand, Italy
Wolford España S.L.	Madrid, Spain
Wolford Scandinavia ApS	Kopenhagen, Danmark
Wolford America, Inc.	New York, U.S.A.
Wolford Nederland B.V.	Amsterdam, Netherlands
Wolford Canada Inc.	Vancouver, Canada

Wolford Asia Limited	Hong Kong, P.R.C.
Wolford Belgium N.V.	Antwerpen, Belgium
Wolford Berangere	Paris, France
Wolford (Shanghai) Trading Co., Ltd.	Shanghai, P.R.C.
St. John Knits, Inc.	California, U.S.A.
St. John Asia Limited	Hong Kong, P.R.C.
St. John Canada Corporation	Nova Scotia, Canada
St. John China Limited	Hong Kong, P.R.C.
St. John China Holdings Limited	Hong Kong, P.R.C.
St. John (Shanghai) Trading Co., Ltd.	Shanghai, P.R.C.
St. John de Mexico S.A. de C.V.	Tijuana Baja, Mexico
Sergio Rossi Retail s.r.l.	San Mauro Pascoli, Italy
Sergio Rossi USA Inc.	New York, U.S.A.
Sergio Rossi UK Limited	London, U.K.
Sergio Rossi Japan Limited	Tokyo, Japan
Sergio Rossi Hong Kong Limited	Hong Kong, P.R.C.
Sergio Rossi Shanghai Trading Limited	Shanghai, P.R.C.
Sergio Rossi Deutschland GmbH	München, Germany
LANV. Fashion Pte. Ltd.	Singapore
Lanvin Group Fashion (America), Inc.	Delaware, U.S.A.
Oriental Bright Investment (BVI) Limited	British Virgin Islands
LANVIN JAPAN SERVICE K.K.	Tokyo, Japan
LANVIN HONG KONG LIMITED	Hong Kong, P.R.C.